UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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Immunomedics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROTECT YOUR INVESTMENT IN IMMUNOMEDICS BY VOTING “FOR” THE IMMUNOMEDICS NOMINEES ON THE WHITE PROXY CARD TODAY!

February 2, 2017

Dear Fellow Immunomedics Stockholders,

At the Immunomedics Annual Stockholders Meeting on February 16, 2017, you, the owners of Immunomedics, will need to make a choice between continuing the value-enhancing actions fully underway by your new Immunomedics Board of Directors OR handing control of the Company to venBio. venBio has made it clear they will stop the broad strategic process underway, and in likely destabilizing the Company, they would delay initiation of the Company’s Phase 3 trial for IMMU-132 in TNBC patients, including a postponement in filing for accelerated FDA approval, which would destroy near-term value. Furthermore, venBio is offering no premium to stockholders for this effective control of your Company.

YOUR NEW BOARD IS ACUTELY FOCUSED ON EXPEDITIOUSLY

MAXIMIZING STOCKHOLDER VALUE

Your new Board includes highly qualified and independent members Jason Aryeh, an active fund manager who is a highly regarded and proven shareholder advocate, along with Dr. Geoffrey Cox, Robert Forrester, Brian Markison and Bob Oliver, who collectively have significant experience assembling drug applications and manufacturing complex biologic therapeutics at commercial scale.

Your new Board is leveraging its significant, relevant expertise on behalf of all stockholders. We are highly involved in the process underway at Immunomedics to maximize the value of IMMU-132. Your new Board’s deep engagement and decades of relevant experience commercializing and manufacturing drugs at development phase and global conglomerate companies are facilitating a smooth process with regard to chemistry, manufacturing and controls (CMC).

Our process is supported by independent experts who have conducted a full commercial assessment and an independent audit of the Company’s Phase 3 and commercial manufacturing facilities, processes and other relevant regulatory areas.

YOUR NEW BOARD IS OVERSEEING A CREDIBLE PLAN;

WE BELIEVE VENBIO OFFERS NO PLAN OTHER THAN ONE THAT WOULD CAUSE DELAY AND PUT YOUR INVESTMENT AT RISK

Despite the misleading statements, inaccuracies and mischaracterizations that venBio has been communicating to Immunomedics stockholders, your new Board continues to make real progress against a credible, tangible and achievable plan - and is on track to achieve each of its articulated and critical near-term value-enhancing milestones.

We believe venBio has made clear that its only “plan” is “making a plan” at an undetermined point in the future. Given venBio’s unwillingness to work together and avoid a proxy contest, we believe it is important for stockholders to be able to compare the two plans for themselves:

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venBio’s “Plan”	The Immunomedics Plan Underway by Your New Board
“Evaluate strategic options to advance ‘132 as rapidly as possible…”	✓ Your new Board is engaged in an ongoing robust strategic process being led by an outside financial advisor, Greenhill & Co., who is reporting directly to your newly formed Transaction Committee, composed exclusively of your new Independent Directors.
“Implement CEO succession plan…”	✓ Your new Directors have already implemented a responsible succession plan for the CEO and Chairman, including having announced and already initiated a formal search for a new CEO and a succession plan for the Chairmanship.
“Evaluate and identify key talent to focus on IMMU-132”	✓ Your new Board includes four highly respected, ideally qualified, complementary and completely independent Directors who collectively bring over 125 years of pharmaceutical and life sciences experience.
“Evaluate key operating processes – clinical, manufacturing, regulatory, commercial, etc.”	✓ Independent third-party experts have already conducted a full commercial assessment of the U.S. and European market opportunities for IMMU-132, as well as an independent audit of Phase 3 and commercial manufacturing facilities, processes, and other relevant manufacturing and regulatory areas.

We believe the facts demonstrate it is clear that the Immunomedics Board is overseeing a real, credible and thoughtful plan that is well underway to deliver value to you, our valued stockholders. venBio’s lack of a concrete plan – and the time that it will take for them to develop a detailed and credible plan – will cause a delay in the actions your new Board of Directors has underway and, therefore, cause dramatic and unnecessary value destruction. Minimizing near-term disruption at the Company will better enable the new Board to create maximum value for all stockholders.

THE FUTURE OF YOUR INVESTMENT DEPENDS ON YOUR VOTE

VOTE THE WHITE PROXY CARD TODAY!

We urge stockholders to vote FOR the Immunomedics nominees: Jason Aryeh, Dr. Geoffrey Cox, Robert Forrester, Dr. David M. Goldenberg, Brian A. Markison, Bob Oliver and Cynthia L. Sullivan. The new Immunomedics Board is acting in the interests of all stockholders and brings the ideal combination of diversity, existing product knowledge, relevant oncology expertise, broad M&A experience and a history of stockholder advocacy needed to successfully execute upon the actions we have underway and deliver upon the full value potential of your investment.

Protect the value of your investment in Immunomedics by using the enclosed WHITE proxy card to vote “FOR” each of Immunomedics seven nominees TODAY by telephone, by Internet, or by signing and dating the WHITE proxy card and returning it in the postage-paid envelope provided. No matter how few shares you own, it is important that all stockholders have their voices heard. If you have previously voted on venBio’s proxy card you can revoke that vote by submitting a later dated WHITE proxy card. Only your latest dated card will be counted at the Annual Meeting.

On behalf of your Board of Directors, we thank you for your continued support.

Sincerely,

Your new Board of Directors

/s/ Dr. David M. Goldenberg Dr. David M. Goldenberg, Chairman /s/ Robert Forrester Robert Forrester, Independent Director /s/ Cynthia L. Sullivan Cynthia L. Sullivan, Director	/s/ Jason Aryeh Jason Aryeh, Vice Chairman /s/ Dr. Geoff Cox Dr. Geoff Cox, Independent Director	/s/ Brian A. Markison Brian A. Markison, Lead Independent Director /s/ Bob Oliver Bob Oliver, Independent Director

If you have any questions or require any assistance with voting your shares, please contact the Company’s proxy solicitor listed below:

105 Madison Avenue

New York, New York 10016

Call Collect: (212) 929-5500

or

Toll-Free (800) 322-2885

Email: immu@mackenziepartners.com

Important Additional Information

Immunomedics, Inc, (the “Company”) its directors and certain of its executive officers will be deemed to be participants in the solicitation of proxies from Company stockholders in connection with the matters to be considered at the Company’s 2016 Annual Meeting. The Company has filed a definitive proxy statement and form of WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from the Company stockholders. COMPANY STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND THE SUPPLEMENT FILED ON JANUARY 9, 2017 (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS), THE ACCOMPANYING WHITE PROXY CARD AND OTHER RELEVANT DOCUMENTS THAT THE COMPANY FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials filed by the Company with the SEC. Stockholders will be able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.immunomedics.com, by writing to Immunomedics, Inc. at 300 The American Road, Morris Plains, New Jersey 07950, or by calling the Company’s proxy solicitor, or by calling Dr. Chau Cheng, Senior Director, Investor Relations & Corporate Secretary, (973) 605-8200, extension 123.

Forward-Looking Statements

This letter, in addition to historical information, may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Such statements, including statements regarding clinical trials (including the funding therefor, anticipated patient enrollment, trial outcomes, timing or associated costs), regulatory applications and related timelines, out-licensing arrangements (including the timing and amount of contingent payments), forecasts of future operating results, potential collaborations, and capital raising activities, involve significant risks and uncertainties and actual results could differ materially from those expressed or implied herein. Factors that could cause such differences include, but are not limited to, the Company’s dependence on business collaborations or availability of required financing from capital markets, or other sources on acceptable terms, if at all, in order to further develop our products and finance our operations, new product development (including clinical trials outcome and regulatory requirements/actions), the risk that we or any of our collaborators may be unable to secure regulatory approval of and market our drug candidates, risks associated with the outcome of pending litigation and competitive risks to marketed products, and the Company’s ability to repay its outstanding indebtedness, if and when required, as well as the risks discussed in the Company’s filings with the Securities and Exchange Commission. The Company is not under any obligation, and the Company expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

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